PROSPECTUS SUPPLEMENT
---------------------
 (To Prospectus and Prospectus Supplement dated May 6, 1999)
Prospectus number: 1892                                       File No. 333-68747
                                                                  Rule 424(b)(3)


                            Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:               $342,000,000


CUSIP Number:                   59018S 3R3


Interest Rate:                  6.74000%


Original Issue Date:            Feb. 7, 2000


Stated Maturity Date:           Feb. 7, 2001


Interest Payment Dates:         At Maturity


Repayment at the Option
of the Holder:                  The Notes cannot be repaid prior to the
                                 Stated Maturity Date.

Redemption at the Option
of the Company:                 The Notes cannot be redeemed prior to the Stated
                                 Maturity Date.


Form:                           The Notes are being issued in fully registered
                                 book-entry form.


Trustee:                        The Chase Manhattan Bank


Dated:                          Feb. 3, 2000